As filed with the Securities and Exchange Commission on August 17, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GATX Corporation
(Exact name of registrant as specified in its charter)

New York	36-1124040
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 West Monroe Street
Chicago, Illinois 60661-3676
(312) 621-6200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Deborah A. Golden, Esq.
Senior Vice President, General Counsel and Secretary
GATX Corporation
500 West Monroe Street
Chicago, Illinois 60661-3676
(312) 621-6200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David A. Schuette
Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive
Chicago, IL 60606-4637
(312) 782-0600

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

				Amount of
Title of Each Class	Amount to be	Proposed Maximum	Proposed Maximum	Registration
of Securities to be Registered	Registered	Aggregate Offering Price per Unit	Aggregate Offering Price	Fee(1)
Debt Securities and Pass Through Certificates	(2)	(2)	(2)	(2)

(1)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(2)	An indeterminate aggregate initial offering price of Debt Securities and Pass Through Certificates is being registered as may from time to time be offered at indeterminate prices.

PROSPECTUS

GATX Corporation

Debt Securities

We may offer and sell our debt securities from time to time in one or more offerings. In this prospectus, we describe generally the terms of these debt securities, which may consist of senior securities or subordinated securities. We will describe the specific terms of the debt securities that we offer in a supplement or supplements to this prospectus at the time of each offering. If any offering involves underwriters, dealers or agents, we will describe our arrangements with them in the prospectus supplement and if applicable, pricing supplements, that relate to that offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 17, 2007

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using the shelf registration process. Under this shelf process, the debt securities described in this prospectus may be sold in one or more separate offerings. We provide information to you about these securities in three documents that progressively provide more detail:

1. This prospectus, which contains general information that may or may not apply to each offering of securities.

2. The applicable prospectus supplement, which will contain more specific information than this prospectus and may also add, update or change information contained in this prospectus. To the extent information differs from this prospectus, you should rely on the different information in the applicable prospectus supplement.

3. The pricing supplement, if applicable, will provide final details about a specific offering and the terms of the offered securities, including their price. To the extent information differs from this prospectus or the prospectus supplement, you should rely on the different information in the pricing supplement.

You should read both this prospectus and any prospectus supplement or pricing supplement together with any additional information described under the heading “Where You Can Find More Information” below to learn more about us and the securities offered.

References in this prospectus to “GATX,” “we,” “us” and “our” refer to GATX Corporation and its consolidated subsidiaries.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are identified by such words as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” or “project” and similar expressions. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, these statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Many of these risks and uncertainties may be described with particularity in the applicable prospectus supplement or the documents incorporated by reference in this prospectus.

We undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

GATX CORPORATION

GATX Corporation (“GATX” or the “Company”) leases, manages, operates, and invests in long-lived, widely used assets in the rail, marine and industrial equipment markets. We are headquartered in Chicago, Illinois and provide our services primarily through three operating segments: Rail, Specialty and American Steamship Company (“ASC”).

Rail is principally engaged in leasing tank and freight railcars and locomotives. Rail’s railcar leasing customers are comprised largely of shippers of chemical, petroleum, and food products, as well as railroads. Rail primarily provides railcars pursuant to full-service leases under which it maintains the railcars, pays ad valorem taxes, and provides other ancillary services. Rail also offers net leases for railcars and most of its locomotives, in which case the lessee is responsible for maintenance, insurance and taxes. In addition, Rail manages railcars for third party owners for which it earns a fee. Rail operates a network of major service centers across North America that perform significant repair and regulatory compliance work on its railcars. Rail’s North American operation also includes its locomotive leasing business, which consists of the purchase, reconditioning and leasing of four axle, medium

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horsepower locomotives. In Europe, Rail engages in leasing railcars through its German, Austrian and Polish wholly owned subsidiaries. Rail operates in the home countries of its subsidiaries and leases railcars to customers in these countries as well as most other countries in Western and Central Europe. Rail also operates two repair facilities in Europe that perform significant repairs and regulatory compliance for owned railcars.

Specialty manages a portfolio consisting primarily of leases, affiliate investments, loans and interests in residual values involving a variety of underlying asset types, including marine vessels, aircraft, rail, industrial and other equipment. The portfolio provides recurring lease and interest income and uneven periodic income primarily related to the remarketing of assets. Specialty also provides equipment residual value guarantees, which enable it to share in any asset value in excess of the guaranteed amount. Specialty further leverages its equipment knowledge by managing portfolios of assets for third parties. The majority of these managed assets are in markets in which we have a high level of expertise. Specialty generates fee income through portfolio administration and asset remarketing of these managed assets.

ASC operates a fleet of self-unloading marine vessels on the Great Lakes and is exclusively engaged in the waterborne transportation of dry bulk commodities. ASC’s customers are composed primarily of consumers of iron ore, western and eastern coal, and metallurgical limestone and limestone aggregates.

General

We are a New York corporation. Our principal offices are located at 500 West Monroe Street, Chicago, Illinois 60661-3676. Our telephone number is (312) 621-6200.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

	Six Months Ended
	June 30,		June 30,		Year Ended December 31,
	2007		2006		2006		2005		2004		2003		2002

Ratio of earnings to fixed charges(a)	2.03	x	1.79	x	1.81	x	1.63	x	1.83	x	1.22	x	1.13	x

(a)	The ratio of earnings to fixed charges represents the number of times “fixed charges” are covered by “earnings”. “Fixed charges” consist of interest on outstanding debt and amortization of debt discount and expense, adjusted for capitalized interest and the interest portion of operating lease expense. “Earnings” consist of income from continuing operations before income taxes and fixed charges, less share of affiliates’ earnings, net of distributions received.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement and pricing supplement, if any, we will use the net proceeds from the sale of the debt securities offered by this prospectus for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that we may offer in the future, to which a future prospectus supplement and pricing supplement, if any, may relate. At the time that we offer debt securities, we will describe in the prospectus supplement and pricing supplement, if any, that relates to that offering (1) the specific terms of the debt securities and (2) the extent to which the general terms described in this section apply to those debt securities.

We expect to issue debt securities consisting of senior securities and subordinated securities. The senior securities are to be issued under an indenture between GATX and U.S. Bank National Association, as trustee. The subordinated securities are to be issued under a separate indenture between GATX and U.S. Bank National Association, as trustee. Forms of the indentures for the senior securities and the subordinated securities are included as exhibits to the registration statement to which this prospectus forms a part. In the discussion that follows, we

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summarize particular provisions of the indentures. Our discussion of indenture provisions is not complete. You should read the indentures for a more complete understanding of the provisions we describe.

The aggregate principal amount of debt securities that we may issue under each of the indentures is unlimited.

General

The indentures provide that debt securities in an unlimited amount may be issued thereunder from time to time in one or more series. The senior securities will rank equally and ratably with the other senior indebtedness of GATX. The subordinated securities will be subordinated and junior in right of payment to certain indebtedness of GATX to the extent set forth in the applicable prospectus supplement.

Each prospectus supplement and pricing supplement, if any, relating to a particular offering of debt securities will describe the specific terms of debt securities. Those specific terms will include the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	whether any of the debt securities are to be issuable initially in temporary global form and whether any of the debt securities are to be issuable in permanent global form;

•	the date or dates on which the debt securities will mature;

•	the rate or rates at which the debt securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date or dates from which any such interest will accrue;

•	the payment dates on which interest, if any, on the debt securities will be payable, and the extent to which, or the manner in which, any interest payable on a temporary global debt security on an interest payment date will be paid;

•	any mandatory or optional sinking fund or analogous provisions;

•	each office or agency where, subject to the terms of the indenture, the principal of and any premium and interest on the debt securities will be payable and each office or agency where, subject to the terms of the indenture, the debt securities may be presented for registration of transfer or exchange;

•	the date, if any, after which and the price or prices at which the debt securities may be redeemed, in whole or in part at the option of GATX or the holder of debt securities, or according to mandatory redemption provisions, and the other detailed terms and provisions of any such optional or mandatory redemption provisions;

•	the denominations in which any debt securities will be issuable, if other than denominations of $1,000;

•	any index used to determine the amount of payments of principal of and any premium and interest on the debt securities;

•	the portion of the principal amount of the debt securities, if other than the principal amount, payable upon acceleration of maturity;

•	the person who shall be the security registrar for the debt securities, if other than the trustee, the person who shall be the initial paying agent and the person who shall be the depositary;

•	the terms of subordination applicable to any series of subordinated securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the indentures.

Any such prospectus supplement and pricing supplement, if any, will also describe any special provisions for the payment of additional amounts with respect to the debt securities of such series.

Except where specifically described in the applicable prospectus supplement and pricing supplement, if any, the indentures do not contain any covenants designed to protect holders of the debt securities against a reduction in

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the creditworthiness of GATX in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the debt securities.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their stated principal amounts. We will describe in the relevant prospectus supplement and pricing supplement, if any, any special United States federal income tax considerations that may apply to debt securities issued at such an original issue discount. Special United States tax considerations applicable to any debt securities that are denominated in a currency other than United States dollars or that use an index to determine the amount of payments of principal of and any premium and interest on the debt securities will also be set forth in a prospectus supplement and pricing supplement, if any.

Book Entry System

According to the indentures, so long as the depositary’s nominee is the registered owner of a global security, that nominee will be considered the sole owner of the debt securities represented by the global security for all purposes. Except as provided in the relevant prospectus supplement and pricing supplement, if any, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders of the debt securities under the indentures. Principal of, premium, if any, and interest on a global security will be payable in the manner described in the relevant prospectus supplement and pricing supplement, if any.

Unless otherwise provided in the prospectus supplement, the global security representing debt securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), or other successor depositary appointed by us (DTC or such other depositary is referred to in this prospectus as the “depositary”) and registered in the name of the depositary or its nominee. The global security will bear a legend regarding the restrictions on exchange and registration of transfer referred to below and any other matters as may be provided for in the indentures. Debt securities will not be issued in definitive form unless the prospectus supplement states otherwise.

No global security may be exchanged for registered debt securities, and no transfer of a global security may be registered in the name of any person other than the depositary or its nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary as required by the indentures; or

•	there exist any other circumstances described in the applicable prospectus supplement. All debt securities issued in exchange for a global security or any portion of a global security will be registered in the names that the depositary directs.

DTC has advised that:  it is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depositary. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and

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securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the debt securities held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear System.

When we issue debt securities represented by a global security, purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except when use of the book-entry system for the debt securities is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

When the depositary, or its nominee, is the registered owner of the global security, it will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indentures. Except as described above, beneficial owners:

•	will not be entitled to have debt securities represented by the global security registered in their names;

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•	will not receive or be entitled to receive physical delivery of debt securities in definitive form; and

•	will not be considered the owners or holders of the global security or any debt securities represented by the global security for any purpose under the indentures.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to debt securities. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Payments of any principal of and interest on the debt securities represented by the global security registered in the name of the depositary or its nominee will be made by us through the Trustee or a paying agent, which may also be the Trustee, to the depositary or its nominee as the registered owner of the global security. Neither we, the Trustee, nor the paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We have been advised that DTC will credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us or the Trustee, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participant and not of DTC, the paying agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of GATX or the paying agent, disbursement of those payments to direct participants shall be the responsibility of DTC and disbursement of the payments to the beneficial owners shall be the responsibility of direct and indirect participants.

The information in this section concerning the depositary and the depositary’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Global Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules of the relevant European international clearing system; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to

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DTC. Clearstream Participants and Euroclear Participants will be required to deliver instructions directly to Clearstream, Luxembourg or the Euroclear System, as the case may be.

Because of time-zone differences, credits of debt securities received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of the debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear System cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream, Luxembourg and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

Form, Exchange and Transfer

We will issue the debt securities of each series only in registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

Holders may, at their option, but subject to the terms of the indentures and the limitations that apply to global securities, exchange their debt securities for other debt securities of the same series containing identical terms and provisions, in any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations that apply to global securities, holders may exchange debt securities as provided above. No service charge applies for any registration of transfer or exchange of debt securities, but the holder may have to pay any tax or other governmental charge associated with registration of transfer or exchange. We have appointed the Trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or cancel the designation of any transfer agent or approve a change in the office through which any transfer agent acts. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities are to be partially redeemed, we will not be required to:

•	issue or register the transfer of or exchange any debt security during a period beginning 15 days before the day of the selection for redemption of the debt securities of the applicable series and ending on the close of business on the day of such selection; or

•	register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

We will pay interest on a debt security on any interest payment date to the registered holder of the debt security as of the close of business on the regular record date for payment of interest. If the debt securities do not remain in book entry form, the record date for each interest payment date will be the close of business on the fifteenth calendar day immediately preceding the applicable interest payment date. If we default in paying interest on a debt security, we will pay such interest either:

•	on a special record date between 10 and 15 days before the payment; or

•	in any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities may be listed for trading.

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We will pay the principal of and any premium and interest on the debt securities at the office of the paying agent or paying agents that we designate. We may pay interest by check mailed to the address of the person entitled to the payment as the address appears in the security register. We have designated the corporate trust office of the Trustee as our sole paying agent for payments on the debt securities. Any other paying agents initially designated by us for the debt securities will be named in the applicable prospectus supplement. We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Any money paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable may be repaid to us at our request.

Subordination

We may issue subordinated securities from time to time in one or more series under the subordinated indenture. Our subordinated securities will be subordinated and junior in right of payment to certain other indebtedness of GATX to the extent set forth in the applicable prospectus supplement and pricing supplement, if any.

Certain Covenants of GATX with Respect to Senior Securities

In this section we describe the principal covenants that will apply to the senior securities unless otherwise indicated in the applicable prospectus supplement and pricing supplement, if any.

Limitation on Liens.  The senior securities offered hereby are not secured by mortgage, pledge or other lien. We have covenanted that neither we nor any Restricted Subsidiary (which the indenture relating to the senior securities defines as any subsidiary which is a consolidated subsidiary, in accordance with generally accepted accounting principles) will subject any of our property, tangible or intangible, real or personal, to any lien unless the senior securities are secured equally and ratably with other indebtedness thereby secured. Specifically excluded from this covenant are liens existing on the date of the indenture, as well as certain other liens, and the extension, renewal or replacement of those liens including without limitation:

(a) Liens on any property provided that the creditor has no recourse against GATX or any Restricted Subsidiary except recourse to such property or proceeds of any sale or lease of such property;

(b) Liens on property existing at the time of acquisition (including acquisition through merger or consolidation) or given in connection with financing the purchase price or cost of construction or improvement of property so long as the financing is completed within 180 days of the acquisition (or 18 months in the case of rail equipment, marine equipment, transportation-related containers and certain information technology assets);

(c) Liens securing certain intercompany indebtedness;

(d) A banker’s lien or right of offset;

(e) Liens arising under the Employee Retirement Income Security Act of 1974, as amended, to secure any contingent liability of GATX;

(f) Liens on sublease interests held by GATX if those liens are in favor of the person leasing the property subject to the sublease to GATX;

(g) Various specified governmental liens and deposits;

(h) Various other liens not incurred in connection with the borrowing of money (including purchase money indebtedness) or the obtaining of advances or credit;

(i) Liens incurred in connection with securing performance of letters of credit, bids, tenders, appeal and performance bonds not incurred in connection with the borrowing of money or obtaining of advances or payment of the deferred purchase price of property; and

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(j) Other liens not permitted by any of the preceding clauses on property, provided no such lien shall be incurred pursuant to clause (j) if the aggregate amount of indebtedness secured by liens incurred pursuant to clause (j) subsequent to the date of the indenture, including the lien proposed to be incurred, would exceed 20% of Net Tangible Assets (which the indenture relating to the senior securities defines as the total assets of GATX less (x) current liabilities and (y) intangible assets).

Satisfaction and Discharge

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash or U.S. government obligations to pay all the principal, interest and any premium due to the stated maturity date or redemption date of debt securities.

Merger and Consolidation

Each indenture provides that we may not consolidate or merge with or into any other corporation or sell or convey all or substantially all of our assets to any other corporation, unless we are the continuing corporation or successor corporation, or the successor or transferee corporation is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and expressly assumes all of our obligations under the applicable indenture and, immediately after giving effect to the consolidation, merger, sale or conveyance, we or the successor or transferee corporation will not be in default of the performance of any covenant or condition in the indenture.

Modification and Waiver

The indentures provide that we and the trustee may modify and amend the indentures with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment, provided that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:

•	Change the stated maturity of the principal of, or any installment of interest on or any additional amounts payable with respect to, any debt security or change the redemption price;

•	Reduce the principal amount of, or interest on, any debt security or reduce the amount of principal which could be declared due and payable prior to the stated maturity;

•	Change the place or currency of any payment of principal or interest on any debt security;

•	Impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	Reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend each indenture; or

•	Modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any past default to less than a majority.

Except with respect to certain fundamental provisions, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to such series, waive past defaults under each indenture.

Events of Default, Waiver and Notice

An event of default with respect to any debt security of any series is defined in each indenture as being:

•	Default in payment of any interest on or any additional amounts payable in respect of any debt security of that series which remains uncured for a period of 30 days;

•	Default in payment of principal (and premium, if any) on the debt securities of that series when due either at maturity, upon optional or mandatory redemption, as a sinking fund installment, by declaration or otherwise;

•	Our default in the performance or breach of any other covenant or agreement in respect of the debt securities of such series in each indenture which shall not have been remedied for a period of 90 days after notice;

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•	Certain events regarding our bankruptcy, insolvency and reorganization; and

•	Any other event of default established for the debt securities of such series set forth in the applicable prospectus supplement and pricing supplement, if any.

Each indenture provides that the trustee may withhold notice to the holders of the debt securities of any default with respect to any series of debt securities (except in payment of principal of, or interest on, the debt securities) if the trustee considers it in the interest of the holders of the debt securities of such series to do so.

Each indenture provides also that:

•	If an event of default due to the default in payment of principal of, or interest on, any series of debt securities, or because of our default in the performance or breach of any other covenant or agreement applicable to the debt securities of such series but not applicable to all outstanding debt securities, shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series then may declare the principal of all debt securities of that series, or such lesser amount as may be provided for in the debt securities of that series, and interest accrued thereon, to be due and payable immediately; and

•	If the event of default resulting from our default in the performance of any other of the covenants or agreements in each indenture applicable to all outstanding debt securities under such indenture or certain events of bankruptcy, insolvency and reorganization shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of all outstanding debt securities (treated as one class) may declare the principal of all debt securities, or such lesser amount as may be provided for in such securities, and interest accrued thereon, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, or premium or interest on, the debt securities) by the holders of a majority in principal amount of the outstanding debt securities of such series (or of all series, as the case may be).

The holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of such series provided that such direction shall not be in conflict with any rule of law or the applicable indenture and shall not be unduly prejudicial to the holders not taking part in such direction. The trustee may also take any other action it deems proper which is consistent with the holders’ direction. If an event of default or other default occurs and is continuing after any applicable notice and/or cure period, then the trustee may in its discretion (and subject to the rights of the holders to control remedies as described above and certain other conditions specified in the indentures) bring such judicial proceedings as the trustee shall deem appropriate or proper.

The indentures provide that no holder of any debt security will have any right to institute any proceeding, judicial or otherwise, with respect to the indentures for the appointment of a receiver or trustee for any other remedy thereunder unless:

•	that holder has previously given the trustee written notice of a continuing event of default;

•	the holders of not less than 25% in principal amount of the outstanding debt securities of any series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

•	for 60 days after receipt of such notice, request and offer of indemnity, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of outstanding debt securities.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders.

However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. We are required to furnish to the trustee under each indenture annually a statement as to

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performance or fulfillment of its obligations under the applicable indenture and as to any default in such performance or fulfillment.

Notices to holders of the debt securities will be given by mail to the address of the holders as they may appear in the security register.

We, and any agent of us or the trustee, will treat any person or entity in whose name securities are registered as the absolute owner of those debt securities (whether or not the debt securities may be overdue) for the purpose of making payments and for all other purpose respective of notice to the contrary.

CONCERNING THE TRUSTEE

U.S. Bank National Association is the trustee under the indenture for our outstanding senior debt securities, as well as certain of our equipment trust agreements. We maintain banking relationships in the ordinary course of business with U.S. Bank National Association and its affiliates.

PLAN OF DISTRIBUTION

We may sell the debt securities directly to purchasers, through agents, underwriters, or dealers, or through a combination of any of these methods of sale.

We may distribute the debt securities from time to time in one or more transactions at:

•	fixed prices (which may be changed from time to time);

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

Each prospectus supplement and pricing supplement, if any, will describe the method of distribution of the debt securities offered by that prospectus supplement and pricing supplement, if any.

We may designate agents to solicit offers to purchase the debt securities from time to time. The relevant prospectus supplement will name the agents and any commissions we pay them. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment.

If we use any underwriters for the sale of any of the debt securities, we will enter into an underwriting agreement with them at the time of sale, and the names of the underwriters and the terms of the transaction, including commissions, discounts and other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement that those underwriters will use to resell the debt securities.

If we use dealers for the sale of the debt securities, we will sell the debt securities to those dealers, as principal. The dealers may then resell the debt securities to the public at varying prices to be determined by them at the time of resale.

In connection with the sale of the debt securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the debt securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents that participate in the distribution of the debt securities may be deemed to be underwriters under the Securities Act of 1933 and any discounts or commissions received by them and any profit on the resale of the debt securities received by them may be deemed to be underwriting discounts and commissions thereunder. Any such underwriter, dealer or agent will be identified and any such compensation received from us will be described in the prospectus supplement and pricing supplement, if any. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute with respect to payments they may be required to make.

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Some of the underwriters, dealers or agents and their respective affiliates may be customers of, engage in transactions with and perform services for us or our affiliates in the ordinary course of business.

LEGAL OPINIONS

Unless otherwise stated in a prospectus supplement, Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois, will pass on the validity of the debt securities offered by this prospectus.

EXPERTS

Our consolidated financial statements, appearing in our Current Report on Form 8-K filed on August 9, 2007, and management’s assessment of the effectiveness of internal control over financial reporting, appearing in our Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included in our Current Report on Form 8-K filed on August 9, 2007, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility:

Public Reference Room
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facility and copying charges. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the offices of the Chicago Stock Exchange at 120 South LaSalle Street, Chicago, Illinois 60603.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document. This prospectus incorporates by reference the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007 and June 30, 2007;

•	Current Reports on Form 8-K filed on January 3, 2007, April 27, 2007, May 11, 2007, May 16, 2007, July 30, 2007 and August 9, 2007.

We also incorporate by reference all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

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Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

You may request a copy of any filings referred to above, at no cost, excluding any exhibits to those filings unless the exhibit is specifically incorporated by reference in those filings, by writing or telephoning us at the following address and telephone number:

Lisa M. Ibarra
Assistant Secretary
GATX Corporation
500 West Monroe Street
Chicago, Illinois 60661-3676
(312) 621-6200

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PROSPECTUS

GATX Corporation

Pass Through Certificates

This prospectus relates to pass through certificates that will be issued by one or more trusts to be formed by us. We will describe the specific terms of any offering of pass through certificates in a prospectus supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

The Pass Through Certificates:

•	Will be issued in one or more series each having a different interest rate and maturity;

•	Will be payable at the times and in the amounts specified in the applicable prospectus supplement; and

•	Will represent interests in the relevant trust only, will be paid only from the assets of that trust and will not represent obligations of, or be guaranteed by, us.

Each Pass Through Trust:

•	Will issue one or more series of certificates;

•	Will use the proceeds of each series of certificates to purchase equipment notes of one or more series, each with an interest rate equal to the rate on the related series of certificates and with a maturity date on or prior to the final distribution date for the related series of certificates; and

•	Will pass through to the holders of certificates principal and interest paid on the equipment notes that it owns.

The Equipment Notes:

•	Will be issued by:

•	an owner trustee to finance or refinance a portion of the purchase price of railcars that have been or will be leased to us as part of a separate leveraged lease transaction; or

•	us to finance or refinance all or a portion of the purchase price of railcars owned or to be purchased by us.

•	If issued by an owner trustee in connection with leased railcars, will not be our obligations and will not be guaranteed by us, but amounts unconditionally payable by us under the relevant lease will be sufficient to make all payments required under those equipment notes when due; and

•	Will be secured by the railcars specified in the prospectus supplement and, in the case of any leased railcars, by the relevant lease.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is August 16, 2007.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using the shelf registration process. Under this shelf process, the certificates described in this prospectus may be sold in one or more separate offerings. This prospectus provides you with a general description of the pass through certificates that may be offered.

Each time certificates are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described in the section entitled “Where You Can Find More Information.”

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are identified by such words as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” or “project” and similar expressions. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, these statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Many of these risks and uncertainties may be described with particularity in the applicable prospectus supplement or the documents incorporated by reference in this prospectus.

We undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

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SUMMARY

This summary highlights information from this prospectus and may not contain all of the information that may be important to you. For more complete information about the pass through certificates we may offer, you should read this entire prospectus and the accompanying prospectus supplement. Unless the context indicates otherwise, references to “GATX,” “we,” “us,” “our” and “ours” refer to GATX Corporation and its consolidated subsidiaries.

Certificates

We may offer and sell from time to time the pass through certificates in one or more offerings pursuant to this prospectus and related prospectus supplements. Pass through certificates are securities that evidence an ownership interest in a pass through trust. The holders of the certificates issued by a pass through trust will be the beneficiaries of that trust. For convenience, we may refer to pass through certificates as “certificates” and to the holder of a pass through certificate as a “certificateholder.”

The beneficial interest in a pass through trust represented by a certificate will be a fractional interest in the property of that trust equal to the original face amount of the certificate divided by the original face amount of all of the certificates issued by that trust. Each certificate will represent a beneficial interest only in the property of the pass through trust that issued the certificate. Multiple series of certificates may be issued. If more than one series of certificates is issued, each series of certificates will be issued by a separate pass through trust.

The property held by each pass through trust will include promissory notes secured by railcars that we own or lease. These secured promissory notes are referred to as “equipment notes.” Payments of principal and interest on the equipment notes owned by a pass through trust will be passed through to holders of certificates issued by that trust in accordance with the terms of the pass through trust agreement pursuant to which the trust was formed.

Pass Through Trusts

We will form a separate pass through trust to issue each series of certificates. Each pass through trust will be formed by us, as creator of each pass through trust, and a national or state bank or trust company, as trustee. Unless otherwise stated in a prospectus supplement, U.S. Bank National Association will be the trustee of each pass through trust. For convenience, we may refer to the pass through trustee as the “trustee.”

Each pass through trust will be governed by a trust instrument that creates the trust and sets forth the powers of the trustee and the rights of the beneficiaries. The beneficiaries of a pass through trust will be the holders of certificates issued by that trust. The trust instrument for each pass through trust will consist of a basic pass through trust agreement between us and the pass through trustee, which we refer to as the “Basic Agreement,” and a supplement to that basic agreement, which we refer to as a “trust supplement.” We refer to the Basic Agreement as supplemented by the applicable trust supplement as the “pass through trust agreement.”

When a trust supplement is signed and delivered, the pass through trustee, on behalf of the related pass through trust, will enter into one or more purchase or refinancing agreements, typically referred to as “participation agreements,” under which it will agree to purchase one or more equipment notes secured by a group of railcars — an “equipment group”.

Under the applicable participation agreement, the pass through trustee, on behalf of the related pass through trust, will purchase one or more equipment notes. The equipment notes that are the property of a trust will have identical interest rates, in each case equal to the rate applicable to the certificates issued by the related pass through trust.

Equipment Notes

The equipment notes owned by a pass through trust may consist of:

•	Equipment notes issued by us and secured by railcars owned by us. We refer to these equipment notes as “owned equipment notes.”

•	Equipment notes issued by an owner trustee and secured by railcars owned by that trustee and leased to us. We refer to these equipment notes as “leased equipment notes.”

Owned Equipment Notes.  We may finance or refinance railcars that we own through the issuance of owned equipment notes. We will issue owned equipment notes relating to an equipment group under a separate indenture and security agreement relating to that equipment group. Each separate indenture and security agreement relating to owned equipment notes will be between us and a bank, trust company, financial institution or other entity, as indenture trustee. We refer to the indenture and security agreement entered into in connection with the issuance of owned equipment notes as an “owned equipment indenture.” The indenture trustee under an owned equipment indenture will act as a trustee for the holders of the owned equipment notes issued under that indenture. Holders of owned equipment notes will have recourse against us for payment of principal of, and interest on, the owned equipment notes.

Leased Equipment Notes.  Except as specified in a prospectus supplement, leased equipment notes will be issued by a bank, trust company, financial institution or other entity solely in its capacity as owner trustee in a leveraged lease transaction. In a leveraged lease transaction, one or more persons will form an owner trust to acquire railcars and then that owner trust will lease the railcars to us. The investors that are the beneficiaries of the owner trusts are typically referred to as owner participants. Each owner participant will contribute a portion of the purchase price of the railcars to the owner trust, and the remainder of the purchase price will be financed, or “leveraged,” through the issuance of indebtedness in the form of leased equipment notes. Leased equipment notes may also be issued to refinance railcars previously financed in a leveraged lease transaction or otherwise.

The leased equipment notes will be issued pursuant to a separate indenture and security agreement between the owner trustee and a bank, trust company, financial institution or other entity, as indenture trustee. The indenture entered into in connection with the issuance of leased equipment notes will be referred to as a “leased equipment indenture.” The indenture trustee under a leased equipment indenture will act as a trustee for the holders of the leased equipment notes issued under that indenture.

In a leveraged lease transaction, we will pay or advance rent and other amounts to the owner trustee in its capacity as lessor under the lease relating to the leased equipment. The owner trustee will use the rent payments and certain other amounts received by it to make payments of principal and interest on the leased equipment notes. The owner trustee also will assign its rights to receive basic rent and certain other payments to an indenture trustee as security for the owner trustee’s obligations to pay principal of, premium, if any, and interest on the leased equipment notes.

Payments or advances required to be made under a lease and related agreements will at all times be sufficient to make scheduled payments of principal of, and interest on, the leased equipment notes issued to finance the railcars subject to that lease. However, we will not have any direct obligation to pay principal of, or interest on, the leased equipment notes. No owner participant will be personally liable for any amount payable under a leased equipment indenture or the leased equipment notes issued under that indenture. Subject to certain restrictions, each owner participant may transfer its interest in the related equipment group.

Because we often refer to owned equipment indentures and leased equipment indentures together, we sometimes refer to them collectively as the “indentures.”

GATX CORPORATION

GATX Corporation (“GATX” or the “Company”) leases, manages, operates, and invests in long-lived, widely used assets in the rail, marine and industrial equipment markets. We are headquartered in Chicago, Illinois and provide our services primarily through three operating segments: Rail, Specialty and American Steamship Company (“ASC”).

Rail is principally engaged in leasing tank and freight railcars and locomotives. Rail’s railcar leasing customers are comprised largely of shippers of chemical, petroleum, and food products, as well as railroads. Rail primarily provides railcars pursuant to full-service leases under which it maintains the railcars, pays ad valorem taxes, and provides other ancillary services. Rail also offers net leases for railcars and most of its locomotives, in which case the lessee is responsible for maintenance, insurance and taxes. In addition, Rail manages railcars for third party owners for which it earns a fee. Rail operates a network of major service centers across North America that perform significant repair and regulatory compliance work on its railcars. Rail’s North American operation also includes its locomotive leasing business, which consists of the purchase, reconditioning and leasing of four axle, medium horsepower locomotives. In Europe, Rail engages in leasing railcars through its German, Austrian and Polish wholly owned subsidiaries. Rail operates in the home countries of its subsidiaries and leases railcars to customers in these countries as well as most other countries in Western and Central Europe. Rail also operates two repair facilities in Europe that perform significant repairs and regulatory compliance for owned railcars.

Specialty manages a portfolio consisting primarily of leases, affiliate investments, loans and interests in residual values involving a variety of underlying asset types, including marine vessels, aircraft, rail, industrial and other equipment. The portfolio provides recurring lease and interest income and uneven periodic income primarily related to the remarketing of assets. Specialty also provides equipment residual value guarantees, which enable it to share in any asset value in excess of the guaranteed amount. Specialty further leverages its equipment knowledge by managing portfolios of assets for third parties. The majority of these managed assets are in markets in which we have a high level of expertise. Specialty generates fee income through portfolio administration and asset remarketing of these managed assets.

ASC operates a fleet of self-unloading marine vessels on the Great Lakes and is exclusively engaged in the waterborne transportation of dry bulk commodities. ASC’s customers are composed primarily of consumers of iron ore, western and eastern coal, and metallurgical limestone and limestone aggregates.

General

We are a New York corporation. Our principal offices are located at 500 West Monroe Street, Chicago, Illinois 60661-3676. Our telephone number is (312) 621-6200.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

	Six Months Ended
	June 30,		June 30,		Year Ended December 31,
	2007		2006		2006		2005		2004		2003		2002

Ratio of earnings to fixed charges(a)	2.03	x	1.79	x	1.81	x	1.63	x	1.83	x	1.22	x	1.13x

(a)	The ratio of earnings to fixed charges represents the number of times “fixed charges” are covered by “earnings”. “Fixed charges” consist of interest on outstanding debt and amortization of debt discount and expense, adjusted for capitalized interest and the interest portion of operating lease expense. “Earnings” consist of income from continuing operations before income taxes and fixed charges, less share of affiliates’ earnings, net of distributions received.

USE OF PROCEEDS

The pass through trustee will use the proceeds from the sale of certificates issued by the related pass through trust to purchase equipment notes. The equipment notes will be issued by:

•	an owner trustee to finance or refinance a portion of the purchase price of railcars that have been or will be leased to us as part of a separate leveraged lease transaction; or

•	us to finance or refinance all or a portion of the purchase price of railcars owned or to be purchased by us.

When the owner trustee purchases equipment, it will lease the equipment to us.

As described in the applicable prospectus supplement, a portion of the equipment notes issued with respect to one or more equipment groups may be purchased by investors other than the pass through trustee. Unless otherwise specified in the applicable prospectus supplement, we will use the proceeds from each equipment note issued by us and from each separate leveraged lease transaction for general corporate purposes.

If any portion of the proceeds of an offering is not used to purchase equipment notes on the date the certificates are issued, those proceeds will be held for the benefit of the certificateholders. If any of the proceeds are not later used to purchase equipment notes by the date specified in the applicable prospectus supplement, those proceeds will be returned to the certificateholders.

DESCRIPTION OF THE PASS THROUGH CERTIFICATES

The following description is a summary of the terms of the pass through certificates that we expect will be common to all series and is not complete. The applicable prospectus supplement will describe most of the financial terms and other specific terms of a particular series of pass through certificates. Because the terms of a specific series of certificates may differ from the general information provided below, you should rely on the information in the prospectus supplement instead of the information in this prospectus if the information in the prospectus supplement is different from the information below.

We have incorporated by reference the form of Basic Agreement into the registration statement of which this prospectus is a part. In addition, we will file with the SEC the trust supplement relating to each series of certificates and the forms of other agreements described in this prospectus and the applicable prospectus supplement. You should refer to those agreements for more information regarding the terms discussed in this prospectus and the applicable prospectus supplement. The summaries contained in this prospectus and the applicable prospectus supplement are qualified in their entirety by reference to those filed agreements.

General

Except as amended by a supplement to the Basic Agreement, the terms of the Basic Agreement generally will apply to all of the pass through trusts that we form to issue certificates. We will create a separate pass through trust for each series of certificates by entering into a separate trust supplement to the Basic Agreement. Each trust supplement will contain the additional terms governing the specific trust to which it relates and, to the extent inconsistent with the Basic Agreement, will supersede the Basic Agreement.

The pass through certificates of each trust will be issued in fully registered form only. Each certificate will represent a fractional undivided interest in the property of the related pass through trust. All payments and distributions made with respect to a certificate will be made only from the property of the related trust. The certificates will not represent an interest in or obligation of us, the pass through trustee, the owner trustee, if any, in its individual capacity, any owner participant or any of their affiliates. By accepting a certificate, you agree to look solely to the income and proceeds of the property of the related pass through trust as provided in the pass through trust agreement.

The property of each trust will include:

•	the equipment notes held in that trust;

•	all monies at any time paid, due and to become due on those equipment notes; and

•	funds from time to time deposited with the pass through trustee for the account of the trust.

Each pass through certificate will correspond to a pro rata share of the outstanding principal amount of the equipment notes and other property held in the related trust and will be issued in denominations of $1,000 or any integral multiple of $1,000.

You should consult the prospectus supplement that accompanies this prospectus for a description of the specific series of certificates being offered by this prospectus and the applicable prospectus supplement, including;

•	the specific designation, title and aggregate principal amount of the certificates;

•	the regular distribution dates and special distribution dates applicable to the certificates;

•	the specific form of the certificates and whether or not the certificates are to be issued in book-entry form;

•	a description of the equipment notes to be purchased by the pass through trust;

•	a description of the railcars to be financed with the proceeds of the issuance of the equipment notes;

•	a description of the indentures under which the equipment notes to be purchased for that pass through trust will be issued;

•	a description of the participation agreement setting forth the terms and conditions upon which that pass through trust will purchase equipment notes;

•	if the certificates relate to leased equipment, a description of the leases to be entered into by the owner trustees and us; and

•	any other special terms of the certificates.

Interest paid on the equipment notes will be passed through to certificateholders of each trust at the annual rate payable on the equipment notes held by that trust and will be calculated on the basis of a 360-day year of twelve 30-day months. This rate will be set forth on the cover page of the applicable prospectus supplement.

The Basic Agreement does not and, except as otherwise described in the applicable prospectus supplement, the indentures will not, include financial covenants or “event risk” provisions specifically designed to afford holders of certificates protection in the event of a highly leveraged transaction affecting us. However, the holders of certificates of each series will have the benefit of a lien on the specific railcars securing the related equipment notes held in the related trust, as discussed under the caption “Description of the Equipment Notes — Security.”

Book-Entry Registration

Except as otherwise described in the applicable prospectus supplement, pass through certificates will be subject to the provisions described under this caption for book-entry registration with DTC.

Global Notes

Upon issuance, each series of certificates will be represented by one or more fully registered global certificates. Unless otherwise provided in a prospectus supplement, each global certificate will be deposited with, or on behalf of, The Depository Trust Company, referred to as “DTC,” and registered in the name of DTC’s nominee, Cede & Co., referred to as “Cede.” No person acquiring an interest in certificates will be entitled to receive a certificate representing that person’s interest in those certificates unless and until a definitive certificate is issued, as described under “— Definitive Certificates” below.

Unless and until definitive certificates are issued, all references to actions by certificateholders will refer to actions taken by DTC upon instructions from DTC participants. All references to distributions, notices, reports and statements to certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of those certificates, or to DTC participants for distribution to certificateholders in accordance with DTC procedures.

DTC

DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in the participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom, and/or their representatives, own DTC. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant either directly or indirectly.

Procedures for Transfers and Payments

Certificate owners that are not DTC participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the certificates may do so only through DTC participants and indirect participants. In addition, certificate owners will receive all distributions of principal, premium, if any, and interest from the pass through trustee through DTC participants or indirect participants, as the case may be.

Under a book-entry format, certificate owners may experience some delay in their receipt of payments, because the payments will be forwarded by the pass through trustee to Cede, as nominee for DTC. DTC will forward those payments to DTC participants. DTC participants will then forward payments to indirect participants or certificate owners, as the case may be, in accordance with customary industry practices. The forwarding of these distributions to the certificate owners will be the responsibility of the appropriate DTC participants.

Unless and until definitive certificates are issued, the only “certificateholder” will be Cede. Certificate owners will not be recognized by the pass through trustee as certificateholders, as that term is used in the Basic Agreement, and certificate owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and DTC participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of the certificates among DTC participants on whose behalf it acts with respect to the certificates. DTC is also required to receive and transmit distributions of principal of, premium, if any, and interest on the certificates. Similarly, DTC participants and indirect participants with which certificate owners have accounts for their certificates are required to make book-entry transfers and receive and transmit applicable payments on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess the certificates, DTC’s rules provide a mechanism by which certificate owners will receive payments and will be able to transfer their interests.

Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect participants, the ability of a certificate owner to pledge its certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to its certificates, may be limited due to the lack of a physical certificate for those certificates.

We understand that DTC will take any action permitted to be taken by certificateholders only at the direction of one or more DTC participants to whose accounts with DTC the certificates are credited. In addition, we understand that if any action requires approval by certificateholders of a particular percentage of beneficial interest in each trust, DTC will take such action only at the direction of and on behalf of DTC participants whose holdings include undivided interests that satisfy that percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of DTC participants whose holdings include those undivided interests.

Neither we nor the pass through trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

The information contained in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable. However, we take no responsibility for the accuracy of this information.

Definitive Certificates

Certificates will be issued in fully registered, certificated form, called “definitive certificates,” to certificate owners or their nominees, rather than to DTC or its nominee, only if:

•	we advise the pass through trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the certificates, and the pass through trustee or we are unable to locate a qualified successor;

•	we, at our option, elect to terminate the book-entry system through DTC; or

•	after the occurrence of an default with respect to a trust, certificate owners aggregating at least a majority in interest in the applicable trust advise the pass through trustee through DTC in writing that the continuation of a book-entry system through DTC, or its successor, is no longer in the certificate owners’ best interest.

Upon the occurrence of any of these events, the pass through trustee will be required to notify all affected certificate owners through DTC participants of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the certificates and receipt of instructions for re-registration, the pass through trustee will reissue the certificates as definitive certificates to certificate owners.

If and when definitive certificates are issued to owners, distributions of principal of, premium, if any, and interest on the certificates will be made by the pass through trustee in accordance with the procedures set forth in the pass through trust agreement. The pass through trustee will make these distributions directly to holders of definitive certificates in whose names the definitive certificates were registered at the close of business on the applicable record date. The distributions will be made by check mailed to the address of each applicable holder as it appears on the register maintained by the pass through trustee. The final payment on any certificate, however, will be made only upon presentation and surrender of the certificate at the office or agency specified in the notice of final distribution to certificateholders.

Definitive certificates will be freely transferable and exchangeable at the office of the pass through trustee upon compliance with the requirements set forth in the pass through trust agreement. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required.

Payments and Distributions

We will make scheduled payments of principal and interest on the owned equipment notes to the indenture trustee under the related indenture. The indenture trustee will distribute these payments to the pass through trustee for each trust that is the owner of these equipment notes.

Upon the commencement of any lease for any leased equipment, we will make scheduled rental payments for each leased equipment group under the related lease to the owner trustee. These scheduled rental payments will be assigned under the applicable indenture by the owner trustee to the indenture trustee to provide the funds necessary to make the corresponding scheduled payments of principal and interest due on the leased equipment notes issued by the owner trustee. The indenture trustee will distribute these payments to the pass through trustee for each trust that holds the leased equipment notes.

Payments received by the pass through trustee of principal of, premium, if any, and interest on the equipment notes held in each trust will be distributed by the pass through trustee to the certificateholders of that trust on the date receipt is confirmed, except in certain cases when some or all of those equipment notes are in default. See “Description of the Pass Through Certificates — Events of Default and Certain Rights Upon an Event of Default.”

Payments of principal of, and interest on the unpaid principal amount of, the equipment notes held in each trust will be scheduled to be received by the pass through trustee on the regular distribution dates specified in the applicable prospectus supplement. We refer to these payments as “scheduled payments.” The pass through trustee of each trust will distribute to the related certificateholders on each regular distribution date all scheduled payments received by the pass through trustee on the regular distribution date. The pass through trustee will make each distribution of scheduled payments to the holders of record of the certificates of the related trust on the fifteenth day immediately preceding the related regular distribution date, subject to certain exceptions. If a scheduled payment is not received by the pass through trustee on a regular distribution date but is received within ten business days thereafter, the trustee will distribute it on the date received to the holders of record. If it is received after this ten-business day period, it will be treated as a special payment and distributed as described below.

Each certificateholder of each trust will be entitled to receive a pro rata share of any distribution of scheduled payments of principal and interest made on the equipment notes held in that trust. Scheduled payments of principal on the equipment notes held in each trust will be set forth in the applicable prospectus supplement.

For any pass through trust, any payments of principal, premium, if any, and interest, other than scheduled payments, received by the pass through trustee on any of the equipment notes held in the pass through trust will be distributed on the special distribution dates specified in the applicable prospectus supplement. These payments received:

•	for the full or partial prepayment of the equipment notes; or

•	following a default in respect of any equipment notes held in the pass through trust (including payments received by the pass through trustee with respect to the leased equipment notes on account of their purchase by the related owner trustee or payments received on account of the sale of the equipment notes by the pass through trustee)

are referred to as “special payments.” If the pass through trustee receives a special payment, the pass through trustee will mail notice to the certificateholders of record of the applicable trust stating the anticipated special distribution date for the payment.

If and when the pass through certificates of any trust are issued in the form of definitive certificates, distributions by the pass through trustee on any distribution date will be made by check mailed to each certificateholder of that trust of record on the applicable record date at its address appearing on the register maintained with respect to the trust. The final distribution for each trust, however, will be made only upon presentation and surrender of the pass through certificates for that trust at the office or agency of the pass through trustee specified in the notice given by the pass through trustee. The pass through trustee will mail notice of the final distribution to the certificateholders of the trust, specifying the date set for the final distribution and the amount of the distribution. See “Description of the Pass Through Certificates — Termination of the Trusts.”

If any regular distribution date or special distribution date is not a business day, distributions scheduled to be made on that date may be made on the next succeeding business day without additional interest. A business day means any day other than a Saturday, a Sunday, or a day on which commercial banking institutions in New York, New York, Chicago, Illinois or a city and state in which the pass through trustee or any related indenture trustee maintains its corporate trust office are authorized or obligated by law, executive order or governmental decree to be closed.

Pool Factors

The “pool factor” for any pass through trust will decline in proportion to the scheduled repayments of principal on the equipment notes held in a pass through trust as described in the applicable prospectus supplement, unless there is a prepayment of equipment notes or a default occurs in the repayment of equipment notes held by a trust. In the event of a partial or full prepayment or default, the pool factor and the pool balance of each trust affected by the prepayment or default will be recomputed after giving effect to that event and notice of the new computation will be mailed to certificateholders of that trust. Each trust will have a separate pool factor and pool balance.

Unless otherwise described in the applicable prospectus supplement, the “pool balance” for each trust indicates, as of any date, the portion of the original aggregate face amount of the certificates issued by that trust that has not been distributed to certificateholders. The pool balance for each trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes held in that trust and the distribution of principal to be made on that date.

Unless otherwise described in the applicable prospectus supplement, the “pool factor” for each trust, as of any date, is the quotient (rounded to the seventh decimal place) computed by dividing (1) the pool balance by (2) the original aggregate face amount of the equipment notes held in that trust. The pool factor for a trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes held in that trust and distribution to certificateholders of principal to be made on that date. The pool factor for each trust will initially be 1.0000000. The pool factor for a trust will decline as described above to reflect reductions in the pool balance of that trust. The amount of a certificateholder’s pro rata share of the pool balance of a trust can be determined by multiplying the original denomination of the certificateholder’s certificate by the pool factor for the trust as of the applicable distribution date. The pool factor and the pool balance for each trust will be mailed to certificateholders of record of that trust on each distribution date.

Statements to Certificateholders

With each distribution of a scheduled payment or special payment, the pass through trustee will send to certificateholders a statement giving effect to that distribution and setting forth the following information:

•	the amount of the distribution allocable to principal and the amount allocable to premium, if any, per $1,000 in aggregate principal amount of certificates for that trust;

•	the amount of the distribution allocable to interest, per $1,000 in aggregate principal amount of certificates for that trust; and

•	the pool balance and the pool factor for that trust.

So long as the certificates of any trust are registered in the name of Cede, as nominee for DTC, on the record date prior to each distribution date, the pass through trustee will request from DTC a securities position listing setting forth the names of all DTC participants reflected on DTC’s books as holding interests in the certificates of the trust on that record date. On each distribution date, the pass through trustee will mail to each of these DTC participants the statement described above and will make available additional copies as requested by them for forwarding to certificate owners.

After the end of each calendar year, each pass through trustee will prepare a report for each person that was a holder of record of one or more of its certificates at any time during the preceding calendar year. Each report will contain the sum of the distributions allocable to principal, premium, if any, and interest with respect to the trust for that calendar year. If a person was a certificateholder of record during only a portion of that calendar year, the report will contain the sum for the applicable portion of that calendar year. In addition, each pass through trustee will prepare for each person that was a holder of one or more of its certificates at any time during the preceding calendar year any other items that are readily available to the pass through trustee and that a certificateholder reasonably requests as necessary for the purpose of that certificateholder’s preparation of its federal income tax returns. The pass through trustee will prepare these reports and the other items described in this paragraph on the basis of information supplied to it by the DTC participants, and the pass through trustee will deliver this report to the DTC participants to be available for forwarding by the DTC participants to certificate owners.

If certificates of a trust are issued in the form of definitive certificates, the related pass through trustee will prepare and deliver the information described above to each certificateholder of record of the trust as the name and period of record ownership of that certificateholder appears on the records of the registrar of the certificates.

Voting of Equipment Notes

The pass through trustee, as holder of the equipment notes held in each trust, has the right to vote and give consents and waivers in respect of those equipment notes under the applicable indenture. The Basic Agreement describes the circumstances under which the pass through trustee will:

•	direct any action or cast any vote as the holder of the equipment notes held in the applicable trust at its own discretion; and

•	seek instructions from the certificateholders of the trust.

Prior to an event of default with respect to any trust, the principal amount of the equipment notes held in that trust directing any action or being voted for or against any proposal will be in proportion to the principal amount of certificates held by the certificateholders of that trust taking the corresponding position.

Events of Default and Certain Rights Upon an Event of Default

The Basic Agreement defines an “event of default” for any trust as the occurrence and continuance of an event of default under one or more of the related indentures. The applicable prospectus supplement will describe the events of default that can occur under the indentures and, in the case of leased equipment notes, will include events of default under the related leases.

Because the equipment notes issued under an indenture may be held in more than one trust, a continuing default under the indenture would result in an event of default with respect to each of these trusts. There will be, however, no cross-default provisions in the indentures and events resulting in an event of default under any particular indenture (or a default under any of our other indebtedness) will not necessarily result in an event of default occurring under any other indenture. If an event of default occurs in fewer than all of the indentures related to a trust, the equipment notes issued under the related indentures with respect to which an event of default has not occurred will continue to be held in the trust and payments of principal and interest on those equipment notes will continue to be made as originally scheduled.

In the case of leased equipment, the owner trustee and the owner participant under each indenture will each have the right under some circumstances to cure an event of default under the indenture that results from the occurrence of an event of default under the related lease. If the owner trustee or the owner participant chooses to exercise this cure right, the event of default under the indenture and, as a result, the event of default under the related trust or trusts will be deemed to be cured.

The Basic Agreement provides that, so long as an event of default under any indenture relating to equipment notes held in a trust has occurred and is continuing, the pass through trustee of that trust may vote all of the equipment notes issued under that indenture that are held in the trust. Upon the direction of holders of certificates evidencing fractional undivided interests aggregating not less than a majority in interest of the trust, the pass through trustee shall vote not less than a corresponding majority of the equipment notes in favor of directing the related indenture trustee to declare the unpaid principal amount of all equipment notes issued under the indenture and any accrued and unpaid interest on the equipment notes to be due and payable. The Basic Agreement also provides that, if an event of default under any indenture relating to equipment notes held in a trust occurs and is continuing, the pass through trustee of that trust may, and upon the direction of the holders of certificates evidencing fractional undivided interests aggregating not less than a majority in interest of the trust shall, subject to certain conditions, vote all of the equipment notes issued under the indenture that are held in the trust in favor of directing the related indenture trustee as to the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or of exercising any trust or power conferred on the indenture trustee under the indenture.

The ability of the certificateholders of any one trust to cause the indenture trustee with respect to any equipment notes held in the trust to accelerate the payment on the equipment notes under the related indenture or to direct the exercise of remedies by the indenture trustee under the related indenture will depend, in part, upon the proportion of the aggregate principal amount of the equipment notes outstanding under that indenture and held in the trust to the aggregate principal amount of all equipment notes outstanding under that indenture.

Each trust will hold equipment notes with different terms from those of the equipment notes held in the other trusts. The certificateholders of a trust may, therefore, have divergent or conflicting interests from those of the certificateholders of the other trusts holding equipment notes relating to the same equipment group. For the same reason, so long as the same institution acts as pass through trustee of each trust, in the absence of instructions from the certificateholders of any trust, the pass through trustee for that trust could be faced with a potential conflict of interest upon an event of default under an indenture. In that event, the pass through trustee has indicated that it would resign as pass through trustee of one or all of the affected trusts, and a successor pass through trustee would be appointed in accordance with the terms of the Basic Agreement.

As an additional remedy, if an event of default under an indenture occurs and is continuing, the Basic Agreement provides that the pass through trustee of a trust holding equipment notes issued under that indenture may, and upon the direction of the holders of certificates evidencing fractional undivided interests aggregating not less than a majority in interest of the trust shall, sell all or part of the equipment notes for cash to any person. Any proceeds received by the pass through trustee upon any such sale will be deposited in the special payments account for the trust and will be distributed to the certificateholders of the trust on a special distribution date.

The market for equipment notes in default may be very limited, and the pass through trustee may not be able to sell them for a reasonable price. Furthermore, so long as the same institution acts as pass through trustee of each trust, it may be faced with a conflict in deciding from which trust to sell equipment notes to available buyers. If the pass through trustee sells any equipment notes with respect to which an event of default under an indenture exists for less than their outstanding principal amount, the certificateholders of the trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, the related owner trustee or the related owner participant, in the case of any leased equipment, or the pass through trustee. Neither the pass through trustee nor the certificateholders of that trust could take any action with respect to any remaining equipment notes held in that trust so long as no event of default under an indenture existed with respect to the remaining equipment notes.

The pass through trustee will deposit in the special payments account for a trust, and will distribute to the certificateholders of that trust on a special distribution date, any amount distributed to the pass through trustee of that trust under any indenture on account of the equipment notes held in that trust following an event of default under the indenture. In addition, a prospectus supplement may provide that the applicable owner trustee may, under circumstances specified in the prospectus supplement, purchase the outstanding leased equipment notes issued under the applicable indenture. If any leased equipment notes are so purchased, the price paid by the owner trustee to the pass through trustee of any trust for those leased equipment notes will be deposited in the special payments account for that trust and will be distributed to the certificateholders of the trust on a special distribution date.

To the extent practicable, the pass through trustee will invest and reinvest any funds held by the pass through trustee in the special payments account for the related trust representing either payments received with respect to any equipment notes held in the trust following an event of default, or proceeds from the sale by the pass through trustee of any of those equipment notes, in permitted government investments pending the distribution of those funds on a special distribution date. Permitted government investments are defined in the Basic Agreement as obligations of the United States and agencies of the United States maturing in not more than 60 days or such lesser time as is required for the distribution of any such funds on a special distribution date.

The Basic Agreement provides that the pass through trustee of each trust will, within 90 days after the occurrence of a default in respect of that trust, mail to the certificateholders of that trust notice of all uncured or unwaived defaults known to it with respect to that trust. However, the pass through trustee will be protected in withholding a notice of default if it determines in good faith that the withholding of the notice is in the interest of the certificateholders, except in the case of default in the payment of principal of, premium, if any, or interest on any of the equipment notes held in the trust. The term “default,” as used in this paragraph only, means the occurrence of any event of default with respect to a trust as specified above, except that in determining whether an event of default has occurred any grace period or notice in connection with that event of default will be disregarded.

The Basic Agreement contains a provision entitling the pass through trustee of each trust, subject to the duty of the pass through trustee during a default to act with the required standard of care, to be indemnified by the certificateholders of that trust before proceeding to exercise any right or power under the Basic Agreement at the request of those certificateholders.

In some cases, certificateholders of a majority of the total fractional undivided interests in a pass through trust may on behalf of all certificateholders of that trust waive any past default or event of default with respect to that trust and annul any direction given by the pass through trustee on behalf of the certificateholders to the related indenture trustee. However, all of the certificateholders of that trust must consent in order to waive:

•	a default in the deposit of any scheduled payment or special payment or in the distribution of any such payment;

•	a default in payment of the principal of, premium, if any, or interest on any of the equipment notes held in the trust; and

•	a default in respect of any covenant or provision of the Basic Agreement or the related trust supplement that cannot be modified or amended without the consent of each certificateholder of the trust affected by the waiver.

Each indenture will provide that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the equipment notes issued under the indenture may on behalf of all holders of equipment notes under the indenture waive any past default or indenture event of default. In the event of a waiver with respect to a trust as described above, the principal amount of the equipment notes issued under the related indenture held in the trust will be counted as waived in the determination of the majority in aggregate unpaid principal amount of equipment notes required to waive a default or an indenture event of default. Therefore, if the certificateholders of a trust waive a past default or event of default such that the principal amount of the equipment notes held in the trust constitutes the required majority in aggregate unpaid principal amount under the applicable indenture, the past default or indenture event of default will be waived.

Modifications of the Basic Agreement

The Basic Agreement contains provisions permitting us and the pass through trustee to enter into supplemental trust agreements without the consent of the certificateholders of the trust in order to do the following, among other things:

•	to evidence the succession of another corporation to us and the assumption by that corporation of our obligations under the Basic Agreement and the applicable trust supplement;

•	to add to our covenants for the benefit of the certificateholders;

•	to cure any ambiguity, to correct any manifest error or to correct or supplement any defective or inconsistent provision of the Basic Agreement, the applicable trust supplement or any supplemental trust agreement, or to make any other provisions with respect to matters or questions arising under any of those documents that will not adversely affect the interests of the certificateholders;

•	to evidence and provide for a successor pass through trustee for some or all of the trusts; or

•	to make any other amendments or modifications that will only apply to certificates issued after the date of the amendment or modification.

The Basic Agreement also provides that we and the pass through trustee, with the consent of the certificateholders of a majority of the total fractional undivided interests of a trust, may execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to the trust, and the applicable trust supplement, or modifying the rights of the certificateholders. No supplemental trust agreement may, however, without the consent of the holder of each affected certificate:

•	reduce the amount of, or delay the timing of, any payments on the equipment notes held in the trust, or distributions in respect of any certificate of the trust;

•	make distributions payable in coin or currency other than that provided for in the certificates;

•	impair the right of any certificateholder to institute suit for the enforcement of any payment when due;

•	permit the disposition of any equipment note held in the trust, except as provided in the Basic Agreement or the applicable trust supplement; or

•	reduce the percentage of the total fractional undivided interests of the trust that must consent to approve any supplemental trust agreement or to waive events of default.

Modification and Consents and Waivers under the Indentures and Related Agreements

If the pass through trustee, as the holder of any equipment notes held in a trust, receives a request for its consent to any amendment, modification or waiver under the indenture, lease, or other document relating to the equipment notes that requires the consent of the certificateholders of the trust, the pass through trustee will mail a notice of the proposed amendment, modification or waiver to each certificateholder of the trust as of the date of the notice. The pass through trustee will request from the certificateholders of the trust instructions as to whether or not to consent to the amendment, modification or waiver. The pass through trustee will vote or consent with respect to the equipment notes in the trust in the same proportion as the certificates of the trust were actually voted by the certificateholders by a certain date. Notwithstanding the foregoing, if an event of default in respect of the trust occurs and is continuing, the pass through trustee, subject to the voting instructions referred to under “Description of the Pass Through Certificates — Events of Default and Certain Rights Upon an Event of Default,” may in its own discretion consent to the amendment, modification or waiver, and may so notify the indenture trustee to which the consent relates.

Termination of the Trusts

Our obligations and those of the pass through trustee with respect to a trust will terminate upon the distribution to certificateholders of the trust of all amounts required to be distributed to them pursuant to the Basic Agreement and the applicable trust supplement and the disposition of all property held in the trust. The pass through trustee will mail to each certificateholder of record of the trust notice of the termination of that trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for the trust. The final distribution to any certificateholder of the trust will be made only upon surrender of that certificateholder’s certificates at the office or agency of the pass through trustee specified in the notice of termination.

Delayed Purchase

If, on the date of issuance of any certificates, all of the proceeds from the sale of the certificates are not used to purchase the equipment notes contemplated to be held in the related trust, the equipment notes may be purchased by the pass through trustee at any time on or prior to the date specified in the applicable prospectus supplement. In that event, the pass through trustee will hold the proceeds from the sale of the certificates not used to purchase equipment notes in an escrow account pending the purchase of the equipment notes not so purchased. These proceeds will be invested, pursuant to the Basic Agreement, in specified investments at our direction and risk and for our account. Earnings on specified investments in the escrow account for each trust will be paid to us periodically, and we will be responsible for any losses realized on the specified investments.

On the regular distribution date occurring after the issuance of the certificates, we will pay to the pass through trustee an amount equal to the interest that would have accrued on any equipment notes that are purchased after the date of the issuance of the certificates from the date of the issuance of the certificates to, but excluding, the date of the purchase of the equipment notes by the pass through trustee.

If the proceeds are not used to purchase equipment notes by the relevant date specified in the applicable prospectus supplement, the proceeds, together with interest on the proceeds at the rate applicable to the certificates, will be distributed to the holders of the certificates as a special payment.

Merger, Consolidation and Transfer of Assets

We may not consolidate with or merge into any other corporation or transfer substantially all of our assets as an entirety to any other corporation unless any successor or transferee corporation is a corporation organized and existing under the laws of the United States or any state or the District of Columbia and expressly assumes all of our obligations under the Basic Agreement and related trust supplement, and, in the case of leased equipment notes held in a trust, both immediately prior to and after giving effect to the consolidation, merger or transfer, no lease event of default shall have occurred and be continuing.

The Pass Through Trustee

Unless otherwise specified in the applicable prospectus supplement, U.S. Bank National Association will be the pass through trustee for each of the trusts. The pass through trustee and any of its affiliates may hold certificates in their own names. With certain exceptions, the pass through trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the trust supplements, the certificates, the equipment notes, the indentures, the leases, if any, or other related documents. Unless otherwise specified in a prospectus supplement, U.S. Bank National Association will also be the indenture trustee of the indentures under which the equipment notes are issued. We maintain banking relationships in the ordinary course of business with U.S. Bank National Association.

The pass through trustee will not be liable with respect to any series of certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of holders of a majority in principal amount of outstanding certificates of the series. The trustee will be under no obligation to expend or risk its own funds in the exercise any of its rights or powers under the Basic Agreement at the request of any certificateholders, unless they have offered to the trustee indemnity satisfactory to it.

The pass through trustee may resign with respect to any or all of the trusts at any time, in which event we will be obligated to appoint a successor trustee. If the pass through trustee ceases to be eligible to continue as trustee with respect to a trust or becomes incapable of acting as trustee or becomes insolvent, we may remove the trustee. In addition, any certificateholder holding certificates of the trust for at least six months may in these circumstances, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the trustee and the appointment of a successor trustee. In addition, certificateholders holding more than 50% of the total amount of a series of certificates may remove the pass through trustee of the related trust at any time.

Any resignation or removal of the pass through trustee and appointment of the successor trustee will not become effective until acceptance of the appointment by the successor trustee. Under the resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee for each trust. All references in this prospectus to the pass through trustee should be read to take into account the possibility that the trusts could have successor trustees in the event of a resignation or removal.

The Basic Agreement provides that we will pay the pass through trustee’s fees and expenses and will indemnify the pass through trustee in accordance with each participation agreement with respect to certain taxes. To the extent not indemnified by us with respect to those taxes, the pass through trustee may be entitled to be reimbursed by the applicable trust.

DESCRIPTION OF THE EQUIPMENT NOTES

The discussion that follows is a summary that is not complete and does not describe every aspect of the equipment notes. Where no distinction is made between the leased equipment notes and the owned equipment notes or between their respective indentures, those statements refer to any equipment notes and any indenture. Except as otherwise indicated below or as described in the applicable prospectus supplement, the following summaries will apply to the equipment notes, the indenture, the lease, if any, and the participation agreement relating to each equipment group.

The applicable prospectus supplement will describe the specific terms of the equipment notes, the indentures, the leases, if any, and the participation agreements relating to any particular offering of certificates. To the extent that any provision in any prospectus supplement is inconsistent with any provisions in this summary, the provision of the prospectus supplement will control.

General

Each equipment note issued under the same indenture will relate to a single equipment group. Equipment notes secured by an equipment group owned by us will be issued under an indenture between an indenture trustee and us. Equipment notes secured by an equipment group leased to us will be issued under an indenture between an indenture trustee and the owner trustee of a trust for the benefit of the owner participant that is the beneficial owner of that equipment group.

We will be the issuer of owned equipment notes. The owned equipment notes will be our direct recourse obligations, secured by a security interest in the owned equipment. The leased equipment notes will be nonrecourse obligations of the related owner trustee. In each case, the owner trustee will lease the leased equipment to us under a separate lease between us and the owner trustee. Upon the commencement of a lease for any leased equipment, we will be obligated to make rental and other payments under the lease in amounts that will be at least sufficient to pay when due all payments required to be made on the related leased equipment notes. Except in certain circumstances involving our purchase of leased equipment and the assumption of the related leased equipment notes, however, the leased equipment notes will not be obligations of, or guaranteed by, us. Our rental obligations under each lease will be our general obligations.

Principal and Interest Payments

The pass through trustee will pass through interest paid on the equipment notes held in each trust to the certificateholders of that trust on the dates and at the annual rate set forth in the applicable prospectus supplement until the final distribution date for that trust. The pass through trustee will pass through principal paid on the equipment notes held in each trust to the certificateholders of that trust in scheduled amounts on the dates set forth in the applicable prospectus supplement until the final distribution date for the trust.

If any date scheduled for any payment of principal of, premium, if any, or interest on the equipment notes is not a business day, the payment may be made on the next succeeding business day without any additional interest.

Prepayments

The applicable prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the related equipment notes may be prepaid or purchased, the premium (if any) related to certain prepayments or purchases and other terms applying to prepayments or purchases of the equipment notes.

Security

Railcars

The leased equipment notes relating to railcars will be secured by:

•	an assignment by the related owner trustee to the related indenture trustee of the owner trustee’s rights (except for certain limited rights described in the prospectus supplement) under the lease relating to the applicable equipment group, including the right to receive payments of rent under the lease; and

•	a perfected security interest granted to the indenture trustee in the equipment group, subject to our rights under the lease.

In addition, the assignment will be limited to provide that, unless and until a default occurs and is continuing under an indenture relating to an equipment group, the indenture trustee may not exercise the rights of the owner trustee under the related lease, except the right to receive payments of rent due under the lease.

The owned equipment notes issued with respect to an equipment group will be secured by a perfected security interest from us to the related indenture trustee in that equipment group.

The equipment notes issued under different indentures will not be cross-collateralized and, as a result, the equipment notes issued in respect of any one equipment group will not be secured by any other equipment group or, in the case of leased equipment notes, the lease related to any other equipment group.

We will be required to file each indenture, any indenture supplement, each lease, if any, and any lease supplement with respect to each equipment group under the Interstate Commerce Act (or successor law) and to deposit those documents with the Registrar General of Canada under the Railway Act of Canada and to publish notice of the deposit in accordance with that Act. The filing under the Interstate Commerce Act (or successor law) will give the indenture trustee a perfected security interest in each railcar in the equipment group whenever it is located in the United States and in the related lease, if any. The deposit and publication in Canada will be done in order to protect the lien of the indenture trustee in and to the lease, if any, and the railcars created by the indenture in Canada or any province or territory of Canada, to the extent provided for in the Railway Act of Canada.

Each railcar may be operated by us or, subject to some limitations, under sublease or interchange arrangements in the United States, Canada or Mexico. The extent to which the indenture trustee’s security interest would be recognized in a railcar located in countries other than the United States is uncertain.

The indenture trustee will invest and reinvest funds, if any, relating to any railcars and held by that indenture trustee, including funds held as a result of the loss or destruction of those railcars or termination of the related lease, if any. We will direct the investment and reinvestment of those funds. We will not, however, direct investment and reinvestment if an event of default exists under the applicable lease or indenture. We will pay the amount of any loss resulting from any such investment directed by us.

We will be obligated, at our cost and expense, to maintain, repair and keep each railcar in accordance with prudent industry maintenance practices and in compliance in all material respects with all laws and regulations.

Limitation of Liability

The owned equipment notes will be our direct obligations. The leased equipment notes will not, however, be our obligations and will not be guaranteed by the owner trustees or by us, except in some specified circumstances involving our purchase of leased equipment and the assumption of the related leased equipment notes. None of the owner trustees, the owner participants or the indenture trustees, or any affiliates of any of them, will be personally liable to any holder of a leased equipment note or, in the case of the owner trustees and the owner participants, to the indenture trustees for any amounts payable under the leased equipment notes or, except as provided in each indenture, for any liability under that indenture.

Except in the circumstances described above, all amounts payable under leased equipment notes issued with respect to any equipment group, other than payments made in connection with an optional prepayment or purchase by the related owner trustee, will be made only from the assets subject to the lien of the applicable indenture or the income and proceeds received by the related indenture trustee from the applicable indenture, including rent payable by us under the related lease.

Except as otherwise provided in the indentures, no owner trustee in its individual capacity will be answerable or accountable under the indentures or under the leased equipment notes under any circumstances except for its own willful misconduct or gross negligence. None of the owner participants will have any duty or responsibility under any of the indentures or the leased equipment notes to the related indenture trustee or to any holder of those leased equipment notes.

Indenture Events of Default and Remedies

The applicable prospectus supplement will describe the events of default under the related indentures, the remedies that the indenture trustee may exercise with respect to the related equipment group, either at its own initiative or upon instruction from holders of the related equipment notes, and other provisions relating to the occurrence of an event of default under the indenture and the exercise of remedies. There will be no cross-default provisions in the indentures and events resulting in an default under any particular indenture will not necessarily result in an default under any other indenture. Similarly, there will be no cross-default provisions in the indenture relating to defaults under any of our other indebtedness.

In the case of leased equipment notes, in the event of the bankruptcy of an owner participant, it is possible that although the related equipment group is owned by an owner trustee in trust, that equipment group, the related lease and the related leased equipment notes might become part of the bankruptcy proceeding. In that event, payments on those leased equipment notes might be interrupted and the ability of the indenture trustee to exercise its remedies under the applicable indenture might be restricted, although the indenture trustee would retain its status as a secured creditor with respect to the lease and the related equipment group. In addition, in the event of an owner participant bankruptcy, the estate might seek court approval to reject the related lease as an executory contract. A lease rejection, if successful, would leave the indenture trustee as a secured creditor in respect of the related equipment group with a claim for damages against the estate.

The Leases

In the case of leased equipment notes, the following provisions will be applicable unless otherwise disclosed in the prospectus supplement.

Term and Rentals.  The owner trustee will lease each equipment group to us separately for a term commencing on the date that equipment group is delivered to the owner trustee. The term will expire on a date no earlier than the latest maturity date of the related equipment notes issued with respect to that equipment group, unless previously terminated as permitted by the related lease. We will pay basic rental payments under each lease on the dates specified in the applicable prospectus supplement. The owner trustee under the related indenture will assign these rental payments to the indenture trustee to provide the funds necessary to make payments of principal and interest due from the owner trustee on the leased equipment notes issued under the related indenture.

In certain cases, the basic rental payments under the leases may be adjusted, but each lease will provide that under no circumstances will rental payments be less than the scheduled payments on the related leased equipment notes. The balance of any basic rental payments under each lease, after payment of the scheduled principal and interest on the leased equipment notes issued under the indenture relating to the lease, will be paid to the related owner trustee. Our obligation to pay rent and to cause other payments to be made under each lease will be our general obligation.

Net Lease.  Our obligations with respect to each equipment group will be those of a lessee under a “net lease.” Accordingly, we will be obligated, at our cost and expense, to maintain and repair each railcar leased to us.

Insurance.  The applicable prospectus supplement will describe the required insurance coverage with respect to any leased railcars.

Lease Events of Default; Remedies.  The applicable prospectus supplement will describe the events of default under the related lease, the remedies that the owner trustee, or indenture trustee as assignee of the owner trustee, may exercise with respect to an equipment group, and other provisions relating to the occurrence of a default under a lease and the exercise of remedies.

Events of default under each lease will include, among other things:

•	our failure to make rental payments under the lease;

•	our failure to maintain insurance as required by the lease;

•	use of the equipment group in contravention of the lease;

•	breach of any representation or warranty made by us in the lease or in the related participation agreement; and

•	our bankruptcy, reorganization or insolvency.

Upon the occurrence of a default under any lease, the related indenture trustee, as assignee of the related owner trustee’s rights under that lease, will be entitled to repossess the related railcars and use or sell the railcars free and clear of our rights in those railcars.

If we were to become a debtor in a bankruptcy or reorganization case under the U.S. Bankruptcy Code, we or our bankruptcy trustee could reject any or all leases to which we are a party. In that event, there could be no assurance that the amount of any claim for damages under those leases that would be allowed in the bankruptcy case would be in an amount sufficient to provide for the repayment of the related leased equipment notes. In any case, rejection of a lease by us or our bankruptcy trustee would not deprive the related indenture trustee of its security interest in the related equipment group.

We are not a railroad, and the protections against the automatic stay in bankruptcy under Section 1168 of the Bankruptcy Code that are granted to lessors, conditional vendors and purchase money financiers of rolling stock to a common carrier by railroad will not be available to an indenture trustee upon the occurrence of a default under a lease.

The Participation Agreements

We will be required to indemnify each indenture trustee and the pass through trustee and, in the case of leased equipment, each owner participant and owner trustee for certain losses and claims and for certain other matters. Each owner participant will be required to discharge certain liens or claims on or against the assets subject to the lien of the related indenture that arise out of any act of or failure to act by or claim against that owner participant. Subject to certain restrictions, each owner participant may transfer its interest in the related equipment group.

PLAN OF DISTRIBUTION

We may sell the pass through certificates directly to purchasers, through agents, underwriters, or dealers, or through a combination of any of these methods of sale.

We may distribute the pass through certificates from time to time in one or more transactions at:

•	fixed prices (which may be changed from time to time);

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may designate agents to solicit offers to purchase the pass through certificates from time to time. The relevant prospectus supplement will name the agents and any commissions we pay them. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If we use any underwriters for the sale of any of the pass through certificates, we will enter into an underwriting agreement with them at the time of sale, and the names of the underwriters and the terms of the transaction, including commissions, discounts and other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement that those underwriters will use to resell the pass through certificates.

If we use dealers for the sale of the pass through certificates, we or the pass through trustee, as applicable, will sell the pass through certificates to those dealers, as principal. The dealers may then resell the pass through certificates to the public at varying prices to be determined by them at the time of resale.

In connection with the sale of the pass through certificates, underwriters, dealers or agents may receive compensation from us or from purchasers of the pass through certificates for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents that participate in the distribution of the pass through certificates may be deemed to be underwriters under the Securities Act of 1933 and any discounts or commissions received by them and any profit on the resale of the pass through certificates received by them may be deemed to be underwriting discounts and commissions thereunder. Any such underwriter, dealer or agent will be identified and any such compensation received from us will be described in the prospectus supplement and pricing supplement, if any. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute with respect to payments they may be required to make.

Some of the underwriters, dealers or agents and their respective affiliates may be customers of, engage in transactions with and perform services for us or our affiliates in the ordinary course of business.

LEGAL OPINIONS

The validity of the pass through certificates will be passed upon for us by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois. Mayer, Brown, Rowe & Maw LLP will rely on the opinion of Shipman & Goodwin LLP, counsel to the pass through trustee, as to basic matters relating to the authorization, execution and delivery of the pass through certificates under the Basic Agreement.

EXPERTS

Our consolidated financial statements, appearing in our Current Report on Form 8-K filed on August 9, 2007, and management’s assessment of the effectiveness of internal control over financial reporting, appearing in our Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included in our Current Report on Form 8-K filed on August 9, 2007, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility:

Public Reference Room
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facility and copying charges. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the offices of the Chicago Stock Exchange at 120 South LaSalle Street, Chicago, Illinois 60603.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document. This prospectus incorporates by reference the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2007 and June 30, 2007;

•	Current Reports on Form 8-K filed on January 3, 2007, April 27, 2007, May 11, 2007, May 16, 2007, July 30, 2007 and August 9, 2007.

We also incorporate by reference all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

You may request a copy of any filings referred to above, at no cost, excluding any exhibits to those filings unless the exhibit is specifically incorporated by reference in those filings, by writing or telephoning us at the following address and telephone number:

Lisa M. Ibarra
Assistant Secretary
GATX Corporation
500 West Monroe Street
Chicago, Illinois 60661-3676
(312) 621-6200

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Not applicable.

Item 15.	Indemnification of Directors and Officers

Article II, Section 11 of the Company’s By-Laws requires the Company to indemnify, to the fullest extent permitted by law, any person made, or threatened to be made, a party to an action or proceeding, civil or criminal (including an action by or in the right of the Company or by the right of any other corporation or business entity, which any director or officer of the Company served in any capacity at the request of the Company), because he or she, or that person’s testator or intestate, was a director or officer of the Company, against judgments, fines, amounts pain in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, and the Company may pay, in advance of final disposition of any such action or proceeding, expenses (including attorneys’ fees) incurred by such person in defending such action or proceeding.

Article II, Section 11 of the Company’s By-Laws also provides that a person shall be presumed to be entitled to indemnification for any action or omission covered by the Company’s By-Laws and that the Company shall bear the burden of proof of establishing that a person is not entitled to indemnification because of the failure to fulfill some requirement of New York law, the Company’s charter or the By-Laws.

Article Ninth of the Company’s Restated Certificate of Incorporation provides that, to the fullest extent permitted by the New York Business Corporation Law (the “NYBCL”), the Company’s directors shall have no personal liability to the Company or its stockholders for damages for any breach of duty in the directors’ capacity as such, except: (a) if a judgment or final adjudication adverse to such director establishes that his or her acts or omissions were in bad-faith or involved intentional misconduct or knowing violation of the law or that he or she personally gained a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719 of the NYBCL, or (b) for acts or omissions of such director prior to the adoption of Article Ninth of the Company’s Restated Certificate of Incorporation.

Sections 721-726 of the NYBCL provide that a director or officer of a New York corporation who was or is a party or a threatened party to any threatened, pending or completed action, suit or proceeding (i) shall be entitled to indemnification by the corporation for all expenses of litigation when he is successful on the merits, (ii) may be indemnified by the corporation for judgments, fines, and amounts paid in settlement of, and reasonable expenses incurred in, litigation (other than a derivative suit), even if he is not successful on the merits, if he acted in good faith and for a purpose he reasonably believed to be in or not opposed to the best interest of the corporation (and, in criminal proceedings, had no reasonable cause to believe that his conduct was unlawful), and (iii) may be indemnified by the corporation for amounts paid in settlement and reasonable expenses incurred in a derivative suit (i.e., a suit by a shareholder alleging a breach of a duty owed to the corporation by a director or officer) even if he is not successful on the merits, if he acted in good faith, for a purpose which he believed to be in, or not opposed to, the best interest of the corporation. However, no indemnification may be made in accordance with clause (iii) if he is adjudged liable to the corporation, unless a court determines that, despite the adjudication of liability and in view of all of the circumstances, he is entitled to indemnification. The indemnification described in clauses (ii) and (iii) above and the advancement of litigation expenses, may be made only upon a determination by (i) a majority of a quorum of disinterested directors, (ii) independent legal counsel, or (iii) the shareholders that indemnification is proper because the applicable standard of conduct has been met. In addition, litigation expenses to a director or officer may only be made upon receipt of an undertaking by the director or officer to repay the expenses if it is ultimately determined that he is not entitled to be indemnified. The indemnification and advancement of expenses provided for by NYBCL Sections 721-726 are not deemed exclusive of any rights the indemnitee may have under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise. When any action with respect to indemnification of directors is taken by amendment to the by-laws, resolution of directors, or agreement, the corporation must mail a notice of the action taken to its shareholders of record by the earlier of (i) the date of the next annual meeting, or (ii) fifteen months after the date of the action taken.

In addition, the Company also maintains directors’ and officers’ liability insurance which purports to insure the Company against certain costs of indemnification which may be incurred by the Company pursuant to the foregoing provisions, and to insure directors and officers of the Company against certain liabilities incurred by them in the discharge of their function as such officers and directors, for which they may not be indemnified by the Company.

Item 16.	Exhibits

Exhibit
Number	Description

1.1	Form of Underwriting Agreement relating to the Debt Securities.*
1.2	Form of Underwriting Agreement relating to the Pass Through Certificates.*
4.1	Form of Senior Indenture between the registrant and U.S. Bank National Association, as Trustee.
4.2	Form of Subordinated Indenture between the registrant and U.S. Bank National Association, as Trustee.
4.3	Form of Pass Through Trust Agreement between the registrant and U.S. Bank National Association, as Pass Through Trustee relating to the Pass Through Certificates.
4.4	Form of Pass Through Certificates (included in Exhibit 4.3).
5.1	Opinion of Mayer, Brown, Rowe & Maw LLP as to the legality of the Securities.
5.2	Opinion of Shipman & Goodwin LLP as to the legality of the Pass Through Certificates.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1 above).
23.3	Consent of Shipman & Goodwin LLP (included in Exhibit 5.2 above).
24.1	Power of Attorney (appears on the signature page of this Registration Statement).
25.1	Form T-1, Statement of Eligibility of the Debt Trustee for the Senior Indenture.
25.2	Form T-1, Statement of Eligibility of the Debt Trustee for the Subordinated Indenture.
25.3	Form T-1, Statement of Eligibility of the Pass Through Trustee.

*	To be filed as an exhibit to a post-effective amendment or a current report on Form 8-K.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 herein, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on August 16, 2007.

GATX CORPORATION

By:	/s/ Brian A. Kenney
Brian A. Kenney
Chairman, President and Chief Executive Officer

Each of the undersigned hereby constitutes and appoints Brian A. Kenney and Deborah A. Golden, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his behalf and his name, place and stead, in any and all capacities, to sign, execute and file any amendment or amendments (including post-effective amendments) to this registration statement, with all exhibits and any and all documents and supplementary information required to be filed with respect thereto, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 16, 2007.

Signature	Title

/s/ Brian A. Kenney Brian A. Kenney	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Robert C. Lyons Robert C. Lyons	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ William M. Muckian William M. Muckian	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ James M. Denny James M. Denny	Director

/s/ Richard Fairbanks Richard Fairbanks	Director

/s/ Deborah M. Fretz Deborah M. Fretz	Director

/s/ Marla C. Gottschalk Marla C. Gottschalk	Director

Signature	Title

/s/ Mark G. McGrath Mark G. McGrath	Director

/s/ Michael E. Murphy Michael E. Murphy	Director

/s/ Casey J. Sylla Casey J. Sylla	Director

/s/ David S. Sutherland David S. Sutherland	Director

/s/ Ernst A. Häberli Ernst A. Häberli	Director

INDEX TO EXHIBITS

Exhibit
Number	Description

1.1	Form of Underwriting Agreement relating to the Debt Securities.*
1.2	Form of Underwriting Agreement relating to the Pass Through Certificates.*
4.1	Form of Senior Indenture between the registrant and U.S. Bank National Association, as Trustee.
4.2	Form of Subordinated Indenture between the registrant and U.S. Bank National Association, as Trustee.
4.3	Form of Pass Through Trust Agreement between the registrant and U.S. Bank National Association, as Pass Through Trustee relating to the Pass Through Certificates.
4.4	Form of Pass Through Certificates (included in Exhibit 4.3).
5.1	Opinion of Mayer, Brown, Rowe & Maw LLP as to the legality of the Debt Securities.
5.2	Opinion of Shipman & Goodwin LLP as to the legality of the Pass Through Certificates.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1).
23.3	Consent of Shipman & Goodwin LLP (included in Exhibit 5.2 above).
24.1	Power of Attorney (appears on the signature page of this Registration Statement).
25.1	Form T-1, Statement of Eligibility of the Debt Trustee for the Senior Indenture.
25.2	Form T-1, Statement of Eligibility of the Debt Trustee for the Subordinated Indenture.
25.3	Form T-1, Statement of Eligibility of the Pass Through Trustee.

*	To be filed as an exhibit to a post-effective amendment or a current report on Form 8-K.